UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 11, 2006

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Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg 13 Huntingdon Valley, Pa	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

Same
(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On April 11, 2006, Cellegy Pharmaceuticals, Inc. (“Cellegy” or the “Company”) announced that Epsilon Pharmaceuticals (“Epsilon”), a company located in Australia, had acquired the shares of Cellegy Australia PTY LTD (“Australia Pty Ltd”), which formerly was a wholly-owned subsidiary of Cellegy, in exchange for cash consisting of approximately $1.25 million paid at the closing. Cellegy is entitled to receive certain additional payments pursuant to Australia Pty Ltd’s collection of its accounts receivable. Australia Pty Ltd markets Cellegy’s Rectogesic 0.2% nitroglycerin ointment, for the treatment of chronic anal fissures, in Australia and certain other Far East markets.

A copy of the Company’s press release relating to the transaction is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 2.01       Completion of Acquisition or Disposition of Assets

See the disclosures under Item 1.01 above, which are incorporated by reference into this Item. Certain owners of Epsilon have previously provided consulting services to Australia Pty Ltd.
Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: April 11, 2006	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)